UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
NEUROPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043
(650) 237-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2024
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of NeuroPace, Inc., a Delaware corporation (the “Company”). The meeting will be held virtually through a live webcast on Friday, June 7, 2024 at 10:30 a.m. Pacific time. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.
To elect the Board of Director’s nominees for Class III directors, Uri Geiger, Rakhi Kumar and Renee Ryan, each to hold office until the 2027 Annual Meeting of Stockholders and until their successor is duly elected and qualified or until their earlier death, resignation, or removal;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/NPCE2024 and entering the 16-digit control number included in your Notice of Internet Availability, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 10:15 a.m. Pacific time, on Friday, June 7, 2024.
Only stockholders of record at the close of business on April 10, 2024 and their proxy holders may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

/s/ Rebecca Kuhn
Rebecca Kuhn, Corporate Secretary
Mountain View, California
April 22, 2024
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NEUROPACE, INC.
455 N. Bernardo Avenue
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2024
MEETING AGENDA
Proposals	Page	Voting Standard	Board Recommendation
Election of the Board of Director’s nominees for Class III directors, Uri Geiger, Rakhi Kumar and Renee Ryan, each to serve until our 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.	6	Plurality	FOR each of the director nominees
Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal year 2024.	16	Majority of shares present virtually or represented by proxy and entitled to vote on the matter	FOR
We intend to mail the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on or about April 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of NeuroPace, Inc. (sometimes referred to as the “Company” or “NeuroPace”) is soliciting your proxy to vote at the Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect to send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log into www.virtualshareholdermeeting.com/NPCE2024. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 10, 2024 (the “Record Date”) or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/NPCE2024 and enter the 16-digit control number found next to the label “control number” on your Notice, proxy card or voting instruction form, or in the email sending you the proxy statement.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
The audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Pacific time, and you should allow reasonable time for the check-in procedures.
What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered stockholder, please contact us at stockadmin@neuropace.com and we will be able to provide your control number to you. If you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/NPCE2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), and you do not have a 16-digit control number, you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
For the 10 days prior to the Annual Meeting, the list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 28, 2024 and until the meeting, stockholders should email stockadmin@neuropace.com.

Where can we get technical assistance?
If you have difficulty accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/NPCE2024.
For the Annual Meeting, how do we ask questions of management and the Board?
Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting during the Annual Meeting through www.proxyvote.com after logging in with your control number. We plan to answer questions related to the proposals after all of the proposals have been presented at the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NPCE2024.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 28,719,838 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each proposal.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are two matters scheduled for a vote:
•
Election of each of the Board of Director’s three nominees for Class III directors, Uri Geiger, Rakhi Kumar and Renee Ryan, each to serve until our 2027 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal 1); and

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the internet, vote online at the Annual Meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
•
By Internet. To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and 16-digit control number from the Notice. Have your proxy card or Notice with you when you log in. Your internet vote must be received by 8:59 p.m. Pacific time on June 6, 2024 to be counted.

•
By Telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number from the Notice. Have your proxy card or Notice with you when you call. Your telephone vote must be received by 8:59 p.m. Pacific time on June 6, 2024 to be counted.

•
By Proxy Card. To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
Online During the Annual Meeting. To vote during the Annual Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/NPCE2024. You will need to enter the 16-digit control number found on your Notice, proxy card or notice you receive or in the email sending you the proxy statement. The webcast will open 15 minutes before the start of the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. If you have a 16-digit control number, you may access and vote at the meeting by logging in with your control number on your voting instruction form at www.virtualshareholdermeeting.com/NPCE2024. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card. You may also vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NPCE2024.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board:
•	“For” the election of all nominees for Class III director; and
•	“For” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not vote at the Annual Meeting or instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	Submit another properly completed proxy card with a later date.
•	Grant a subsequent proxy by telephone or through the internet.
•	Attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
•	Send a timely written notice that you are revoking your proxy to our Corporate Secretary at 455 N. Bernardo Avenue, Mountain View, CA 94043 or by email at stockadmin@neuropace.com.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for approval of each proposal and how are votes counted?
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors named in this proxy statement	Nominees receiving the most “For” votes (plurality); withheld votes will have no effect	No Effect	No Effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	“For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person, virtually or represented by proxy. On the record date, there were 28,719,838 shares outstanding and entitled to vote. Thus, the holders of 14,359,920 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are currently seven members of the Board. There are three directors who are in the class term of office that expires in 2024. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following individuals for reelection to serve as a Class III director. All nominees are currently directors. Ms. Ryan was previously elected by the stockholders pursuant to the provisions of an amended and restated voting agreement, which terminated upon the closing of our initial public offering in April 2021. Dr. Geiger was appointed to the Board of Directors in 2023 and Ms. Kumar was appointed to the Board of Directors in 2021, each upon recommendation of our Nominating and Corporate Governance Committee.
•	Uri Geiger
•	Rakhi Kumar
•	Renee Ryan
The biographies below under “Information Regarding Director Nominees and Continuing Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that the nominee should continue to serve on the Board of Directors. If you elect the nominees listed above, they will each hold office until the 2027 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The nominees have consented to being named in this proxy statement and to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. There are no family relationships among any of our executive officers or directors.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee our Board of Directors proposes. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS
The following is a brief biography of each Class III nominee and each director whose term will continue after the Annual Meeting:
Class III Director Nominees for Election at the 2027 Annual Meeting
Uri Geiger, age 56, has served as a member of our Board of Directors since January 2023. Dr. Geiger co-founded and has served as the Managing Partner of Accelmed Partners, a private equity firm focused on medical device companies, since 2009. Prior to founding Accelmed Partners, Dr. Geiger served as the Chief Executive Officer of Exalenz Bioscience Ltd., the developer of a technology for diagnosing liver and gastrointestinal disorders, from 2006 until its acquisition by Meridian Bioscience in December 2008, and co-founded and served as the Chief Executive Officer of GalayOr Networks, a developer of optical components, from 2001 until its acquisition by MEMSCAP in 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger has served on the boards of directors of Minerva Surgical Inc. since February 2023 and of Strata Skin Sciences, Inc. since May 2018, including as the chairman of the board of directors of Strata Skin Sciences, Inc. from May 2018 to April 2021. Dr. Geiger also served as the chairman of the board of directors of Cogentix Medical, Inc. from November 2016 until its sale in April 2018. Dr. Geiger currently also serves on the board of directors of a number of private medical device companies. Dr. Geiger earned a Ph.D. in Economics from Columbia University’s Center for Law & Economics, where he majored in global equity markets. We believe Dr. Geiger is qualified to serve on our Board of Directors because of his extensive experience in the medical device industry and on the boards of directors of public companies.
Rakhi Kumar, age 44, has served as a member of our Board of Directors since 2021. Since June 2018, Ms. Kumar has served as Chief Accounting Officer at Roivant Sciences Ltd., a biopharmaceutical company, where she leads Roivant’s accounting and financial operations and related internal controls functions. Ms. Kumar joined Roivant in September 2015, previously serving as Vice President, Finance and External Reporting, from December 2016 to June 2018, and as Senior Director, from September 2015 to December 2016. Ms. Kumar has also served on the board of directors of Roivant Social Ventures since 2018. Prior to joining Roivant, Ms. Kumar was with The Medicines Company, from June 2013 to September 2015, where she was responsible for external reporting and corporate and technical accounting. Earlier in her career, Ms. Kumar was in the assurance services at Ernst and Young. Ms. Kumar earned an M.S in Accounting and Taxation from the University of Hartford. Ms. Kumar is a member of the Financial Accounting Standards Board’s Small Business Advisory Committee. She is a certified public accountant and a Chartered Professional Accountant in Ontario, Canada. We believe Ms. Kumar is qualified to serve on our Board of Directors because of her leadership and extensive life sciences industry experience.
Renee Ryan, age 55, has served as a member of our Board of Directors since 2013. Ms. Ryan is currently serving as a strategic advisor to several medical technology companies. From August 2019 to August 2023, Ms. Ryan served as Chief Executive Officer at Cala Health, Inc., a medical technology company. From 2011 to August 2019, Ms. Ryan served as Vice President, Investments, at Johnson & Johnson Development Corp., the venture investing arm of Johnson & Johnson. From 2008 to 2011, Ms. Ryan served as Managing Director at Robert W. Baird & Co., a private equity firm and financial services company. Ms. Ryan has served on the board of directors of RefleXion Medical, Inc. since January 2021. We believe Ms. Ryan is qualified to serve on our Board of Directors because of her leadership experience and extensive experience in the medical device industry.
Class I Directors Continuing in Office Until the 2025 Annual Meeting
Joel Becker, age 56, has served as our President, Chief Executive Officer and a member of our Board of Directors since July 2023. From October 2022 to July 2023, Mr. Becker served as President at Viking North Ventures, a firm providing advisory services to medical technology and healthcare companies and investors, in which role he was responsible for providing advisory, leadership and strategy development services. From April 2019 to October 2022, Mr. Becker served as President of the Cardiac Rhythm Management and Neuromodulation product category of Integer Holdings Corporation, a global medical device company, in which role he was responsible for overseeing commercial and operational strategy and execution. Prior to joining Integer, Mr. Becker served as Chief Executive Officer of Xchange Labs, LLC, a healthcare technology SaaS company that develops connectivity products and services focused on providing caregivers access to patient management data and integration with health plan medication management services, from May 2017 to August 2018, in which role he was responsible for commercial and operational execution. From 2004 to 2016, Mr. Becker served in various leadership roles at St. Jude Medical, a global medical device manufacturer acquired by Abbott Laboratories in 2017, including President, Americas Division, from 2013 to 2016, and President, United States Division, from 2011 to 2013. Mr. Becker earned a B.A. in Business Administration from Augustana College and an M.B.A from the University of Minnesota. We believe that Mr. Becker’s business expertise and his daily insight into corporate matters as our President and Chief Executive Officer qualify him to serve on our Board.
Frank Fischer, age 82, has served as a member of our Board of Directors since 1997 and as the Chairman of our Board of Directors since August 2019. From 2000 to July 2019, Mr. Fischer served as our President and Chief Executive Officer and as a part-time employee of ours from July 2019 to January 2020. Prior to that, Mr. Fischer was President and Chief Executive Officer of Heartport, Inc., a medical device company, from 1998 to 1999, and served on Heartport’s board of directors from 1992 to 1999. Previously, Mr. Fischer was President and Chief Executive Officer of Ventritex, Inc., a company that pioneered implantable cardiac defibrillators, from 1987 until the sale of the company to St. Jude Medical, Inc. in 1997. Mr. Fischer has served as a member of the board of directors of Nevro Corp., a medical device company, since 2012. Mr. Fischer previously served a member of the board of directors of Tenon Medical, Inc., a medical device company, from April 2022 to December 2023. Mr. Fischer received a B.S. in Mechanical Engineering and a M.S. in Management from Rensselaer Polytechnic Institute. We believe that Mr. Fischer is qualified to serve on our Board of Directors because of his extensive experience with medical device companies and the historical knowledge and continuity he brings to our Board of Directors.
Class II Directors Continuing in Office Until the 2026 Annual Meeting
Joseph S. Lacob, age 68, has served as a member of our Board of Directors since 1997. Since 2010, Mr. Lacob has served as Governor, Co-Executive Chairman and Chief Executive Officer of the Golden State Warriors. Mr. Lacob has served as a director of Align Technology, Inc., a global medical device company, since 1997. Mr. Lacob earned a B.S. from the University of California, Irvine, an M.P.H. from the University of California, Los Angeles, and an M.B.A from the Stanford Graduate School of Business. We believe Mr. Lacob is qualified to serve on our Board of Directors because of the historical knowledge and continuity he brings to our Board of Directors.
Lisa Andrade, age 52, has served as a member of our Board of Directors since 2021. Since March 2018, Ms. Andrade has served as Chief Executive Officer at M33, LLC, an executive coaching and leadership development company, where she oversees all aspects of the business and provides executive coaching and business consulting services. From January 2017 to February 2018, Ms. Andrade served as Divisional Vice President at Abbott Laboratories, a global medical device and healthcare company, where she led the ongoing medical device commercial activities and supported integration efforts associated with the acquisition of St. Jude Medical, Inc. From January 2014 to January 2017, Ms. Andrade served as Chief Marketing Officer at St. Jude Medical, a global medical device company, where she had global leadership responsibility for strategy, marketing, education, healthcare economics and reimbursement across all of its therapy areas. Ms. Andrade earned a B.S. in Biomedical and Electrical Engineering, an M.S. in Biomedical Engineering from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. We believe Ms. Andrade is qualified to serve on our Board of Directors because of her extensive leadership, strategy, commercialization and life sciences industry experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 25, 2023.
Board Diversity Matrix (As of April 22, 2024)
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
Asian	1	—
White	2	4
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee and nominating and corporate governance committee be independent within the meaning of applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our Nominating and Corporate Governance Committee and Board of Directors consults with legal counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board of Directors regarding director independence. As a result of this review, our Board of Directors affirmatively determined that Ms. Andrade, Mr. Fischer, Mr. Geiger, Ms. Kumar, Mr. Lacob and Ms. Ryan are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general, and Greg Garfield, who left the Board of Directors during 2023, was “independent” during the period he served on the Board of Directors during 2023. In addition, our Board of Directors has affirmatively determined that Mr. Fischer, Ms. Kumar and Ms. Ryan are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to audit committee members, and that that Ms. Andrade, Mr. Geiger and Ms. Ryan are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to compensation committee members.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. The roles of Chairperson of the Board and Chief Executive Officer are currently filled by separate individuals. Frank Fischer, an independent director, is the non-executive Chairperson of our Board of Directors and Joel Becker is our President and Chief Executive Officer. Although our bylaws and Corporate Governance Guidelines do not require that we separate the positions of chair of the Board of Directors and Chief Executive Officer, our Board of Directors believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on our business strategy, operations and corporate vision, while allowing our chair to lead our Board of Directors in its fundamental role of providing advice to and oversight of members of management. Our Board of Directors elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. Our Board of Directors recognizes that, depending on the circumstances, other leadership models may be appropriate and we believe that it is important that the board of directors retain flexibility to review its leadership structure.
We believe that independent and effective oversight of our business and affairs is maintained through the composition of our Board of Directors, the leadership of our independent directors and the committees and our governance structures and processes already in place. The Board of Directors consists of a majority of independent directors, and the committees of our Board of Directors are composed entirely of independent directors.

Role of the Board in Risk Oversight
Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations and the financial condition and performance. Our Board of Directors focuses its oversight on the most significant risks we face. Additionally, our Board of Directors evaluates our processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, cybersecurity, legal and regulatory. Our Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for assessment and management of risks and the implementation of processes and controls to mitigate their effects on us.
The Audit Committee is responsible for overseeing our financial reporting processes on behalf of our Board of Directors and reviewing with management and our independent auditors, as appropriate, our major financial risk exposures as well as other relevant risks, including with respect to cybersecurity, data privacy and other information technology risks. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether our compensation policies are appropriate and in line with industry standards and whether any of our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees the management of risks associated with our corporate governance practices and the independence and composition of our Board of Directors. Our Board committees provide regular reports to our Board of Directors.
Meetings of the Board of Directors; Executive Sessions
The Board of Directors met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors held during the portion of the last fiscal year for which he or she was a director or committee member. In addition, we encourage each of our directors to attend our Annual Meetings of Stockholders. Four of the directors serving at the time attended the 2023 Annual Meeting of Stockholders.
Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.
Information Regarding Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of the standing committees, which are available to stockholders on our investor relations website at https://investors.neuropace.com.
The following table provides current membership as well as meeting information for year ended December 31, 2023 for each of the standing committees. During 2023, the Nominating and Corporate Governance Committee did not meet in person as all relevant matters were handled at meetings of the full Board of Directors or by unanimous written consent, as appropriate.
Name	Audit	Compensation	Nominating and Corporate Governance
Lisa Andrade		X*	X
Frank Fischer	X		X*
Uri Geiger		X
Rakhi Kumar	X*
Joseph S. Lacob			X
Renee Ryan	X	X
Total meetings in fiscal year 2023	4	2	—
*	Committee Chairperson

Each of the standing committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq listing standards and SEC rules regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us. The Nominating and Corporate Governance Committee periodically reviews the performance of the Board of Directors, including Board committees, and management, and makes recommendations to the Board of Directors and management, as applicable, for areas of improvement as it deems appropriate.
Below is a description of each standing committee of the Board of Directors.
Audit Committee
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our risk assessment and risk management processes, including with respect to cybersecurity, data privacy and other information technology risks;
•	overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Ms. Kumar, Mr. Fischer and Ms. Ryan currently serve as members of the Audit Committee, with Ms. Kumar serving as Chairperson. From January 1, 2023 through June 6, 2023 (the day prior to the 2023 Annual Meeting), the Audit Committee consisted of Ms. Andrade, Ms. Kumar and Ms. Ryan. The Board of Directors determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has also determined that Ms. Kumar qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. Kumar’s level of knowledge and experience based on a number of factors, including her formal education and experience.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Members of the Audit Committee
Ms. Kumar
Mr. Fischer
Ms. Ryan
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Ms. Andrade, Mr. Geiger and Ms. Ryan currently serve as members of the Compensation Committee, with Ms. Andrade serving as Chairperson. Greg Garfield served as chair of the Compensation Committee until he resigned from the Board of Directors on June 7, 2023. The Board of Directors determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee acts on behalf of the Board of Directors to review, oversee (or make recommendation to the Board of Directors for approval of) our compensation strategy, policies, plans and programs, including:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	administering our equity incentive plans, awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;
•
reviewing, adopting, amending, or terminating our incentive compensation and plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and, as necessary, Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as compensation consultants.
To assist in determining bonus compensation for 2023 and overall compensation for 2024, Compensia and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to us. The Compensation Committee believed these companies were generally comparable to us and that we competed with these companies for talent, including executive talent. As part of its engagement, the compensation consultant was asked to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. The compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For compensation decisions for executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board of Directors.
Nominating and Corporate Governance Committee
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.
Mr. Fischer, Ms. Andrade and Mr. Lacob currently serve as members of the Nominating and Corporate Governance Committee, with Mr. Fischer serving as Chairperson. Mr. Garfield was a member of the Nominating and Corporate Governance Committee until he resigned from the Board of Directors on June 7, 2023. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of NeuroPace, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Directors refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside consultant. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary at the following address: 455 N. Bernardo Avenue, Mountain View, CA 94043. Such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Other Information for Stockholders—Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”
Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.
Code of Ethics
We have adopted the NeuroPace, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://investors.neuropace.com/corporate-governance. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://investors.neuropace.com.
Hedging Policy
Our insider trading policy prohibits any director, employee (including our executive officers) or consultant from our company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our common stock at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has audited our financial statements since 1999. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and December 31, 2023, by PwC. All fees described below were pre-approved by the Audit Committee.
	Fiscal Year Ended
	2023	2022
Audit Fees(1)	$1,074,000	$1,130,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	900	900
Total Fees	$1,074,900	$1,130,900
(1)
“Audit fees” consist of fees for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly condensed financial statements, and statutory and regulatory filings or engagements. For the fiscal years ended December 31, 2022 and December 31, 2023, this category also included fees for services provided in connection with our shelf registration statement.

(2)	“All Other Fees” consist of fees billed for an annual subscription to PricewaterhouseCoopers LLP’s accounting literature and tools.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee has determined that the rendering of services other than audit services by PwC is compatible with maintaining the principal accountant’s independence.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.
OUR RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2024 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is based on 28,717,483 shares of our common stock outstanding as of March 31, 2024. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after March 31, 2024, as well as RSUs that will vest within 60 days after March 31, 2024, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
Beneficial Owner	Shares Owned	Shares that May be Acquired Within 60 Days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
Stockholders Owning Greater than 5%:
KCK Ltd.(1)	5,593,773	—	5,593,773	19.5%
Entities Affiliated with Accelmed Partners II LP(2)	4,432,948	—	4,432,948	15.4%
Entities Affiliated with OrbiMed Private Investments VI, LP(3)	4,003,967	—	4,003,967	13.9%
Morgan Stanley(4)	2,460,716	—	2,460,716	8.6%
Entities Affiliated with Soleus Private Equity Fund I, L.P.(5)	2,432,768	—	2,432,768	8.5%
Directors and Named Executive Officers:
Joel Becker	—	—	—	*
Rebecca Kuhn	49,629	324,074(7)	373,703	1.3%
Martha Morrell, M.D.	133,352	257,786(7)	391,138	1.3%
Michael Favet	—	30,375	30,375	*
Lisa Andrade	—	52,886	52,886	*
Frank Fischer	576,668	65,049	641,717	2.2%
Uri Geiger(6)	4,438,555	78,663	4,517,218	15.7%
Rakhi Kumar	7,471	65,049	72,520	*
Joseph S. Lacob	357,524	65,049	422,573	1.5%
Renee Ryan	41,170	65,049	106,219	*
All directors and current executive officers as a group (9 persons)	5,604,369	973,605	6,577,974	22.2%
*	Less than one percent.
(1)
KCK Ltd. Has sole voting and investment power with respect to the shares. KCK Ltd., through a board of directors consisting of three or more persons, has sole voting and investment power with respect to the shares of common stock held by KCK Ltd. Mr. Greg Garfield, who serves as Senior Managing Director with KCK-US, Inc., an affiliate of KCK Ltd., served as a member of our Board of Directors until June 2023. The address of KCK Ltd. Is Corner House, 20 Parliament Street, Hamilton, Bermuda, HM12. This information is based upon a Schedule 13G filed with the SEC on February 14, 2024 reporting beneficial ownership as of December 31, 2023 and, consequently, the beneficial ownership of these entities may have changed since that date.

(2)
Accelmed Partners II, LLC (“Accelmed LLC”) is the general partner of Accelmed Partners II GP, L.P., which is the general partner of Accelmed Partners II LP, the holder of the shares. Uri Geiger, who joined our Board of Directors in January 2023, is the managing partner of Accelmed LLC. Each of Accelmed LLC, Accelmed Partners II GP, L.P. and Mr. Geiger has sole voting and dispositive power with respect to the shares held by Accelmed Partners II LP. The address of each of Accelmed LLC, Accelmed Partners II GP, LP, Accelmed Partners II

LP and Mr. Geiger is Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands. This information is based upon a Schedule 13D/A filed with the SEC on November 23, 2022 reporting beneficial ownership as of November 21, 2022 and, consequently, the beneficial ownership of these entities may have changed since that date.
(3)
OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP (“OPI VI”), the holder of the shares. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have shared voting and investment power with respect to the shares held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Advisors exercises investment and voting power through a management committee comprising Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of GP VI and Advisors disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its pecuniary interest therein, if any. The address of each of GP VI and Advisors is 601 Lexington Avenue, 54th Floor New York, NY 10022. This information is based upon a Schedule 13G/A filed with the SEC on February 14, 2024 reporting beneficial ownership as of December 31, 2023 and, consequently, the beneficial ownership of these entities may have changed since that date.

(4)
Morgan Stanley has shared voting power over 2,455,241 shares and has shared dispositive power over 2,460,716 shares, and Morgan Stanley Capital Services LLC has shared voting and dispositive power over 2,455,241 of such shares. The address of each of these entities is 1585 Broadway New York, NY 10036. This information is based upon a Schedule 13G filed with the SEC on February 9, 2024 reporting beneficial ownership as of December 30, 2023 and, consequently, the beneficial ownership of these entities may have changed since that date.

(5)
Reflects (i) 582,186 shares held directly by Soleus Private Equity Fund I, L.P. (“Soleus PE”), of which Soleus Private Equity GP I, LLC (“Soleus GP”) is the sole general partner, and Soleus PE GP I, LLC is the sole manager of Soleus GP, and each of these entities has shared voting and dispositive power over these shares and (ii) 1,850,582 shares held by Soleus Capital Master Fund, L.P. (“Master Fund”), of which Soleus Capital, LLC is the sole general partner, and Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC, and each of these entities has shared voting and dispositive power over these shares. Mr. Guy Levy is the sole managing member of each of Soleus PE GP I, LLC and Soleus Capital Group, LLC and, accordingly, has shared voting and dispositive power over all of these shares. Soleus GP, Soleus PE GP I, LLC, Soleus Capital, LLC, Soleus Capital Group, LLC and Mr. Guy Levy each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein. The address for each of these persons and entities is 104 Field Point Road, 2nd Floor Greenwich, CT 06830. This information is based upon a Schedule 13G/A filed with the SEC on February 2, 2024 reporting beneficial ownership as of December 31, 2023 and, consequently, the beneficial ownership of these entities may have changed since that date.

(6)	Outstanding shares consist of the shares described in footnote (2) above.
(7)	Includes 58,914 options for Ms. Kuhn and 46,677 options for Dr. Morrell which are subject to an early exercise feature.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 31, 2024:
Name	Age	Position(s)
Joel Becker(1)	56	President, Chief Executive Officer and Director
Rebecca Kuhn	64	Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary
Martha Morrell, M.D.	68	Chief Medical Officer
(1)	Please see “Directors Continuing in Office Until the 2025 Annual Meeting” for Mr. Becker’s biography.
Rebecca Kuhn has served as our Chief Financial Officer and Vice President, Finance and Administration since 2000, and Corporate Secretary since March 2024. From 1992 to 2000, Ms. Kuhn served in roles of increasing responsibility, most recently as Treasurer and Director of Finance at Heartport, Inc., a medical device company. She is a certified public accountant (inactive status). Ms. Kuhn earned a B.S. in Business Administration from The Ohio State University and an M.B.A. from the Graduate School of Business at Stanford University.
Martha Morrell, M.D. has served as our Chief Medical Officer since 2004. Dr. Morrell has also served as a Clinical Professor of Neurology at Stanford University since 2004. Dr. Morrell previously served as the Caitlin Tynan Doyle Professor of Clinical Neurology at Columbia University and Director of the Columbia Comprehensive Epilepsy Center at New York Presbyterian Hospital from 1998 to 2004. Prior to that, Dr. Morrell served on the faculty of the Stanford University School of Medicine and as the Director of the Stanford Comprehensive Epilepsy Center from 1990 to 1998. Dr. Morrell earned a B.A. from Barnard College and an M.D. from the Stanford University School of Medicine.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of all persons who held the title Chief Executive Officer and the next two most highly compensated executive officers, for the year ended December 31, 2023 were:
•	Joel Becker, our President and Chief Executive Officer;
•	Rebecca Kuhn, our Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary;
•	Martha Morrell, our Chief Medical Officer; and
•	Michael Favet, our former President and Chief Executive Officer.
Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2023 and December 31, 2022, compensation awarded to or paid to, or earned by, our named executive officers:
Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Joel Becker(4) President and Chief Executive Officer	2023	248,333	—	1,023,341	240,000	—	1,511,674
Rebecca Kuhn(5) Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary	2023	403,545	380,000	—	211,366	—	994,911
Martha Morrell, M.D. Chief Medical Officer	2023	468,502	380,000	—	260,174	—	1,108,676
	2022	453,000	381,094	378,797	102,538	—	1,315,429
Michael Favet(6) Former President and Chief Executive Officer	2023	288,470	1,201,500	—	—	689,204 (7)	2,179,174
	2022	538,667	1,256,148	1,249,945	161,543	—	3,206,303
(1)
The amounts disclosed represent the aggregate grant date fair value of the awards granted in 2023 and 2022, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. This amount does not reflect the actual economic value that may be realized by our named executive officers.

(2)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)
The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “–Narrative Disclosure to Summary Compensation Table – Annual Performance-Based Cash Compensation.”

(4)	Mr. Becker was appointed as our President and Chief Executive Officer effective as of July 10, 2023.
(5)	Ms. Kuhn was not a named executive officer for fiscal year 2022 and, as a result, her compensation for that year has been omitted pursuant to applicable SEC rules and regulations.
(6)	Mr. Favet resigned as our President and Chief Executive Officer effective as of July 10, 2023.
(7)	The amounts reported included termination payments, consulting fees, bonus payment, accrued vacation payout upon termination, and company-paid COBRA.

Narrative to the Summary Compensation Table
Annual Base Salary
The base salary of our named executive officers is generally determined and approved by our Board of Directors in connection with the commencement of employment and may be adjusted from time to time thereafter as the Board of Directors or the Compensation Committee determines appropriate. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. See “—Employment Arrangements” for additional information.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Our Board of Directors is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our named executive officers generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.
In February 2023, our Compensation Committee granted 80,000 restricted stock units to each of Ms. Kuhn and Dr. Morrell. 33.3% of the restricted stock units vested on February 20, 2024 and the remaining restricted stock units vest in 8 equal quarterly installments thereafter. In addition, the restricted stock units provide for vesting acceleration upon certain qualifying terminations of employment, as described below under “Severance and Change in Control Arrangements.” See “—Outstanding Equity Awards at Fiscal Year End” for further information.
Non-Equity Incentive Plan Compensation
In addition to base salaries, each of our named executive officers is eligible to receive annual cash bonuses which are designed to provide appropriate incentives to our named executive officers to achieve defined annual corporate goals and to reward our named executive officers for their individual achievements. The annual bonus awarded to each named executive officer may be based in part on the extent to which we achieve corporate goals. At the end of the year, our Board of Directors reviews our performance against each corporate goal and considers the extent to which we achieved each of our corporate goals. There is no minimum bonus percentage or amount established for our named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and, when applicable, individual performance.
Under the 2023 annual performance bonus program, each named executive officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary and (2) the percentage attainment of our 2023 corporate goals, including revenue and operating loss targets and achievement of non-revenue based corporate objectives, established by our Board of Directors in its sole discretion and communicated to each officer.
Each named executive officer is assigned a target performance bonus expressed as a percentage of their annual base salary, which for 2023 was 75% for Mr. Becker and 45% for each of Ms. Kuhn and Dr. Morrell. For 2023, the Board of Directors determined that 121% of the corporate objectives were achieved and that each of Mr. Becker, Ms. Kuhn and Dr. Morrell were entitled to 129%, 116% and 116% of their target bonus, respectively. These performance-based bonuses are reflected above in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at year end for the named executive officers.
	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable(6)	Number of Securities Underlying Unexercised Options Unexercisable(7)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Joel Becker President and Chief Executive Officer	7/18/2023(1)	7/18/2023	—	380,424	$4.39	7/17/2033	—	—
Rebecca Kuhn Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary	10/30/2020(4)	8/19/2020	163,461	32,692	$0.026	10/29/2030	—	—
	11/30/2020	(3)	10,634	—	$0.026	12/1/2027	—	—
	6/4/2021(1)	4/22/2021	11,080	5,540	$21.67	6/3/2031	—	—
	3/3/2022(1)	3/3/2022	40,898	52,582	$8.15	3/2/2032	—	—
	6/4/2021(2)	4/22/2021	—	—	—	—	3,116	32,126
	3/3/2022(2)	3/3/2022	—	—	—	—	26,291	271,060
	2/20/2023(5)	2/20/2023	—	—	—	—	80,000	824,800
Martha Morrell Chief Medical Officer	10/30/2020	8/19/2020	262,714	—	$0.026	10/29/2030
	11/30/2020	(3)	192	—	$0.026	4/21/2024	—	—
	11/30/2020	(3)	192	—	$0.026	10/12/2024	—	—
	11/30/2020	(3)	192	—	$0.026	7/23/2025	—	—
	11/30/2020	(3)	12,234	—	$0.026	12/1/2027	—	—
	6/4/2021(1)	4/22/2021	11,080	5,540	$21.67	6/3/2031	—	—
	3/3/2022(1)	3/3/2022	40,920	52,610	$8.15	3/2/2032	—	—
	6/4/2021(2)	4/22/2021	—	—	—	—	3,116	32,126
	3/3/2022(2)	3/3/2022	—	—	—	—	26,302	271,174
	2/20/2023(5)	2/20/2023	—	—	—	—	80,000	824,800
Michael Favet Former President and Chief Executive Officer	10/30/2020	8/19/2020	131,244	—	$0.026	10/29/2030	—	—
	6/4/2021	4/22/2021	30,375	—	$21.67	6/3/2031	—	—
	3/8/2022	3/8/2022	87,793	—	$8.10	3/7/2032	—	—
(1)
1/4th of the shares subject to this option will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal monthly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(2)
1/4th of the shares subject to the restricted stock unit will vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 36 months, subject to the named executive officer’s continued service with us.

(3)	This option was fully vested upon issuance pursuant to an option repricing.
(4)
1/48th of the shares subject to the option will vest on a monthly basis over the four-year period following the Vesting Commencement Date, provided, in each case, subject to the named executive officer’s continued service with us.

(5)
1/3rd of the shares subject to the restricted stock unit shall vest on the first anniversary of the vesting commencement date, and the remaining shares will vest in equal quarterly installments thereafter over 2 years, subject to the named executive officer’s continued service with us.

(6)
Because all options (other than Mr. Becker’s outstanding options) are exercisable immediately pursuant to an early exercise feature, subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and vested as of December 31, 2023.

(7)
Because all options (other than Mr. Becker’s outstanding options) are exercisable immediately pursuant to an early exercise feature, subject to a repurchase right in favor of the Company which lapses as the option vests, this column reflects the number of options held by our named executive officers that were exercisable and unvested as of December 31, 2023.

(8)	Market value is calculated based on the closing price of our common stock on December 31, 2023, which was $10.31 as reported on Nasdaq.
Pension and Retirement Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the year ended December 31, 2023.

Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the year ended December 31, 2023. Our Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Employment Agreements
Below is a description of our employment agreements with Mr. Becker, Ms. Kuhn and Dr. Morrell. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control, see the section below titled “Severance and Change in Control Arrangements.”
Mr. Becker
In June 2023, we entered into an offer letter agreement with Mr. Becker, which provided for Mr. Becker’s initial base salary and annual target bonus opportunity. Mr. Becker also received an option to purchase 380,424 shares of our common stock, with an exercise price of $4.39 per share. Effective as of March 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Mr. Becker’s base salary from $520,000 to $530,000, with an annual target bonus of up to 75% of his annual base salary. The employment agreement provides that Mr. Becker will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Mr. Becker is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Ms. Kuhn
In March 2021, we entered into an amended and restated employment agreement with Ms. Kuhn, which provided for Ms. Kuhn’s initial base salary and maximum annual bonus opportunity following completion of our IPO. Effective as of March 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Ms. Kuhn’s base salary from $406,000 to $418,000, with an annual target bonus of up to 45% of her annual base salary. The employment agreement provides that Ms. Kuhn will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Ms. Kuhn is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Dr. Morrell
In March 2021, we entered into an amended and restated employment agreement with Dr. Morrell, which provided for Dr. Morrell’s initial base salary and maximum annual bonus opportunity following completion of our IPO. Effective as of March 1, 2024, our Board approved the Compensation Committee’s recommendations to increase Dr. Morrell’s base salary from $471,000 to $490,000 (which reflects Dr. Morrell's 80% work schedule), with an annual target bonus of up to 45% of her annual base salary. The employment agreement provides that Dr. Morrell will be eligible for severance benefits under our Officer Severance Benefit Plan, the terms of which are described below. Dr. Morrell is also eligible to participate in benefit plans and arrangements made available to all full-time employees.
Mr. Favet
In March 2021, we entered into an amended and restated employment agreement with Mr. Favet, which provided for Mr. Favet’s initial base salary and maximum annual bonus opportunity following completion of our IPO. In connection with Mr. Favet’s resignation in June 2023, which was effective July 10, 2023, Mr. Favet received severance benefits pursuant to our Officer Severance Benefit Plan, including: (i) continued payment of his base salary for a period of 12 months following his resignation date, paid semi-monthly; (ii) payment of the cost of COBRA continuation coverage under our group health plans for up to 12 months following his resignation date; and (iii) accelerated vesting of time-based requirements for equity awards held by Mr. Favet as of his resignation date as to the number of shares that would have vested through July 31, 2023. In addition, we entered into a consulting agreement with Mr. Favet, pursuant to which Mr. Favet will serve as an advisor and provide consulting services to us for a period of 12 months from July 10, 2023 to assist with a smooth transition of his duties. During this advisory period, Mr. Favet will be paid a consulting fee equal to $600 per hour and will receive a cash payment in an amount equivalent to the amount Mr. Favet would have received as an employee under our bonus plan for 2023, pro-rated and to be paid consistent with our bonus payout timeline. All of Mr. Favet’s unvested equity awards as of August 1, 2023 will be cancelled and will not be eligible to vest, notwithstanding Mr. Favet’s continued service.
Severance and Change in Control Arrangements
Officer Severance Benefit Plan
Our Officer Severance Benefit Plan (the “Severance Plan”) provides severance and change in control benefits that applies to all officers designated as eligible participants thereunder, including our named executive officers.
In the event of an involuntary termination, that occurs during the time period commencing three months prior to and ending 24 months following a change in control (referred to as a change of control termination), we will provide our named executive officers with the following severance benefits, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a lump sum cash payment equal to 12 months (or 18 months for Mr. Becker) of the officer’s base salary, (ii) a lump sum cash payment equal to (a) 100% of the officer’s annual target bonus multiplied by (b) a fraction, the numerator of which is the number of days between (and including) the start of the fiscal year in which the change in control termination occurs and the date of change in control termination and the denominator of which is 365, and (iii) up to 12 months (or 18 months for Mr. Becker) of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage. In addition, in the event of a change in control while the officer is still our employee, 100% of the officer’s unvested equity awards will vest in full and become immediately exercisable.
The Severance Plan also provides that, in the event of a covered termination that is not a change in control termination, as such terms are used in the Severance Plan, we will provide the following severance benefits to our named executive officers, contingent upon receiving a release of claims in favor of our company, compliance with any existing confidentiality agreement, return of all company property, and agreement to resign from all officer and director positions (unless otherwise specified by us): (i) a severance payment equal to 12 months the officer’s then-current base salary paid in installments and (ii) up to 12 months of COBRA coverage.
For the purposes of the Severance Plan, the following definitions apply:
•
“cause” generally means with respect to a particular officer the occurrence of any of the following events: (i) such officer’s commission or conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) such officer’s commission or attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) such officer’s material breach of fiduciary, contractual, statutory or common law duties to us; (iv) such officer’s intentional damage to any of our property; (v) such officer’s misconduct or other violation of company policy that causes harm; or (vi) conduct by such officer which in our good faith and reasonable determination demonstrates gross unfitness to serve.

•
“change in control” generally means (i) a consummated merger or similar transaction in which our stockholders cease to own more than 50% of the surviving entity’s voting power in substantially the same proportions as our securities pre-transaction; (ii) any transaction or series of related transaction where more than 50% of our voting power is transferred; or (iii) a consummated sale or other disposition of all or substantially all of our assets other than to certain related entities.

•	“change in control period” means the period beginning on the date that is three months prior to and ending on the date that is 24 months following the consummation of a change in control.
•
“change in control termination” generally means an involuntary termination that occurs within the change in control period. For such purposes, if the events giving rise to an officer’s right to resign for good reason arise within the change in control period, and the officer’s resignation occurs not later than thirty days after the expiration of the cure period, such termination shall be a change in control termination.

•
“good reason” for an officer’s resignation generally means the occurrence of any of the following events, conditions, or actions taken by us without cause and without such officer’s consent: (i) a material reduction of such officer’s annual base salary, which is a reduction of at least 10% (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in such officer’s duties, responsibilities or authority; (iii) a relocation of such officer’s principal place of employment with us to a place that increases such officer’s one-way commute by more than fifty miles

(excluding regular travel in the ordinary course of business); provided, however, that in each case above, for the officer’s resignation to be deemed to have been for good reason, the officer must first give us written notice of the action or omission giving rise to “good reason” within thirty days after the first occurrence thereof; we must fail to reasonably cure such action or omission within thirty days after receipt of such notice, or the cure period, and the officer’s resignation must be effective not later than thirty days after the expiration of the cure period.
•
“involuntary termination” generally means a termination of an officer’s employment by us without cause (excluding by reason of the officer’s death or disability) or such officer’s voluntary resignation for good reason.

Health and Welfare Benefits; Perquisites
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers.
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2023.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”). Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.
Clawback Policy
In October 2023, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Employee Cash Incentive Plan
Our Board of Directors adopted our Employee Cash Incentive Plan (the “Cash Incentive Plan”), in March 2021. Our Cash Incentive Plan amends, restates and supersedes in its entirety the 2021 Corporate Bonus Plan for Non-Field Employees and provides for the grant of cash-based incentive awards to selected employees, including each of our named executive officers, which are also performance-based cash awards under the 2021 Plan. The following summary describes the material terms of our Cash Incentive Plan. This summary is not a complete description of all provisions of our Cash Incentive Plan and is qualified in its entirety by reference to our Cash Incentive Plan, which is filed as an exhibit to our Annual Report on Form 10-K.
Administration. Our Cash Incentive Plan is administered by our Chief Executive Officer for employees at the director-level or below and by our Compensation Committee for our officers and other above director-level employees. As used in this summary, the term “Administrator” refers to our Compensation Committee or Chief Executive Officer, as applicable. The Administrator has the discretionary authority to, among other things, determine award recipients, grant awards, establish all terms and conditions of awards, interpret the Cash Incentive Plan and awards, approve target and actual awards, adopt sub-plans, prescribe rules for administration, interpretation and application of the Cash Incentive Plan, and otherwise do all things necessary or desirable to carry out the purposes of our Cash Incentive Plan.
Eligibility and Participation. Our employees and those of our affiliates will be eligible to participate in our Cash Incentive Plan and will be selected from time to time by the Administrator to participate in our Cash Incentive Plan.

Awards; Performance Criteria. Awards under our Cash Incentive Plan will be made based on, and subject to, achieving specified performance goals established by the Administrator in its discretion for the applicable performance period. The target award will be set in a participant’s written employment offer letter or other written agreement with us or otherwise communicated in writing by the Administrator. For each award granted under our Cash Incentive Plan, the Administrator will establish the performance goals applicable to the award for the specified performance period, the amount or amounts payable if the performance goals are achieved and such other terms and conditions as the Administrator deems appropriate. The performance goals may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit or company-wide basis as permitted by the 2021 Plan. The performance goals may differ from participant to participant and from award to award.
Payments Under an Award. A participant will be entitled to payment under an award only if all conditions to payment have been satisfied in accordance with our Cash Incentive Plan and the terms of the award. Following the end of a performance period, the Administrator will determine whether and to what extent the applicable performance goals have been satisfied and will determine the amount payable under each award. The Administrator has the discretionary authority to increase or decrease the amount actually paid under any award. The actual cash award amounts will be fully paid in cash (or its equivalent) on such dates as are determined by the Administrator. Participants must be employed by us in good standing on the bonus payment date to be eligible to receive payment.
Amendment and Termination. The Administrator may (i) amend our Cash Incentive Plan and the terms of any outstanding award granted under the Cash Incentive Plan or (ii) terminate the Cash Incentive Plan, provided that any amendment will not alter or impair any participant’s rights or obligations under any actual cash award amount previously earned without their consent.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
In April 2021, our Board of Directors approved a policy for setting annual non-employee director compensation. Pursuant to the policy, we pay each of our non-employee directors annual cash retainers, paid quarterly in arrears, as follows:
Retainer for each non-employee member of the Board:	$40,000
Additional retainer for Chair of the Board:	35,000
Additional retainer for Chair of Audit Committee:	20,000
Additional retainer for Chair of Compensation Committee:	15,000
Additional retainer for Chair of Nominating and Corporate Governance Committee:	10,000
Additional retainer for non-Chair members of Audit Committee:	10,000
Additional retainer for non-Chair members of Compensation Committee:	7,500
Additional retainer for non-Chair member of Nominating and Corporate Governance Committee:	5,000
Each new non-employee director who joins our Board of Directors will receive an option to purchase shares of common stock under the 2021 Plan, for the number of shares as shall equal $185,000 divided by fair market value per share of our common stock, based on the closing price on the date of grant, and having an exercise price per share equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. One-thirty-sixth of the shares subject to the option will vest on a monthly basis over the three-year period following the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase shares of common stock under the 2021 Plan for the number of shares as shall equal $115,000 divided by fair market value per share of our common stock based on the closing price on the date of grant, and having a per share exercise price equal to the per share fair market value of the underlying common stock based on the closing price on the date of grant. The shares subject to this option will vest upon the earlier of the one-year anniversary of the grant date or immediately prior to the next annual meeting.
All then outstanding non-employee director options will vest upon a change in control of us, subject to the non-employee director’s continuous service with us through the date of our change in control.
In November 2022, our Board of Directors approved an update to the policy, allowing each non-employee director to elect to receive fully vested restricted stock unit award in lieu of his or her annual cash retainer.
Director Compensation
The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all of our non-employee directors:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Lisa Andrade	58,915	66,533	125,448
Frank Fischer	86,319(1)	66,533	152,852
Greg Garfield	28,214	—	28,214
Uri Geiger	43,800(1)	175,002(4)	218,802
Rakhi Kumar	60,000(1)	66,533	126,533
Joseph S. Lacob	45,000(1)	66,533	111,533
Renee Ryan	57,500	66,533	124,033
(1)
Each of Mr. Fischer ($67,569), Mr. Geiger ($34,245), Ms. Kumar ($45,000), and Mr. Lacob ($33,750) elected to receive a fully vested restricted stock unit (“RSU”) award in lieu of a portion of the cash retainers described above. Mr. Fischer, Mr. Geiger, Ms. Kumar, and Mr. Lacob received an RSU award representing 9,212 shares, 4,708 shares, 6,335 shares, and 4,752 shares, respectively, of our common stock. Pursuant to an arrangement between Mr. Geiger and Accelmed Partners, the remainder of Mr. Geiger's cash fees were remitted to Accelmed Partners.

(2)
The amounts disclosed represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. This amount does not reflect the actual economic value that may be realized by our non-employee directors. Amounts exclude the aggregate grant date fair value of the RSU awards granted in lieu of cash fees since the fees have been separately reported as “Fees Earned or Paid in Cash.”

(3)
As of December 31, 2023, each of the above non-employee directors held options to purchase shares of our common stock as follows: Ms. Andrade, 57,469 shares; Mr. Fischer, 67,331 shares; Mr. Geiger, 147,901 shares; Ms. Kumar, 67,331 shares; Mr. Lacob, 67,331 shares; and Ms. Ryan, 67,331 shares.

(4)
Dr. Geiger was elected to our Board of Directors as a Class III director in January 2023. In accordance with our non-employee director compensation policy, in addition to the annual grant, Dr. Geiger was granted a non-statutory stock option to purchase 120,521 shares of our common stock with an exercise price per share equal to $1.535, the per share fair market value of the underlying common stock on the date of grant, subject to Dr. Geiger’s continued service with us on each applicable vesting date. The shares subject to the option will vest on a monthly basis over the three-year period (1/36th per month) following the date of grant.

Indemnification
We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our Bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain executive officers and directors. These agreements provide, among other things, that we will indemnify the executive officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,639,144(2)(3)	4.53(4)	1,714,300(5)(6)
Equity compensation plans not approved by security holders(7)	380,424	4.39	—
Total	5,019,568	4.51	1,714,300
(1)	Includes our 2020 Stock Plan (the “2020 Plan”), our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)
Includes outstanding stock options under our 2020 Plan and 2021 Plan but does not include future rights to purchase common stock under our ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(3)	Includes 2,430,803 restricted stock unit awards outstanding at December 31, 2023.
(4)	Reflects the weighted-average exercise price of our outstanding stock options included in column (a).
(5)
Includes our 2021 Plan and our ESPP. Stock options or other stock awards granted under the 2020 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan.

(6)
The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each fiscal year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to (i) 5% of the total number of shares of common stock outstanding on December 31st of the preceding fiscal year, or (ii) a lesser number of shares determined by our Board of Directors prior to January 1st of a given fiscal year. In addition, our ESPP provides that the total number of shares reserved for issuance thereunder will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, (b) 1,160,000 shares of our common stock, or (c) a lesser number determined by our Board of Directors prior to the applicable January 1st. Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under our 2021 Plan and our ESPP increased by 1,391,173 shares and 278,234 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(7)
Reflects the 2023 Inducement Plan, which was approved by the Compensation Committee on July 18, 2023, pursuant to which we reserved 380,424 shares of common stock for issuance. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards. The 2023 Inducement Plan does not provide for automatic annual share increases.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to (a) the risks, costs, and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2022, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections of titled “Executive Compensation” and “Director Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2025 Annual Meeting of Stockholders
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 24, 2024, to our Corporate Secretary at NeuroPace, Inc, 455 N. Bernardo Avenue, Mountain View, CA 94043. However, if the meeting is held earlier than May 8, 2025 or after July 7, 2025, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 9, 2025, nor earlier than the close of business on February 7, 2025. In the event that next year’s annual meeting is not scheduled to occur within 30 days of June 7, 2025 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025; provided, however, that, in the event that the annual meeting is held before May 8, 2025, or after July 7, 2025, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to NeuroPace, Inc., Attention: Stock Administrator, 455 N Bernardo Avenue, Mountain View, CA 94043 or via email at stockadmin@neuropace.com or contact Stock Administrator at 1-877-676-3876. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Rebecca Kuhn
Rebecca Kuhn, Chief Financial Officer, Vice President, Finance and Administration, and Corporate Secretary
April 22, 2024
Our Annual Report on Form 10-K and this Proxy Statement are posted on our website at https://investors.neuropace.com/financial-information/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, C/O Office of the CFO, NeuroPace, Inc., 455 N. Bernardo Avenue, Mountain View, CA 94043.

NEUROPACE

NEUROPACE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2024. Have your proxy card in hand when you access the website then follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45637-P10153

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEUROPACE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three director nominees for Class III directors, each to serve until our 2027 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Uri Geiger
02) Rakhi Kumar
03) Renee Ryan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP ("PwC") as NeuroPace's independent registered public accounting firm for fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized, to the extent permitted by SEC rules, to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V45638-P10153

NeuroPace, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
June 7, 2024

The stockholder(s) hereby appoint(s) Joel Becker and Rebecca Kuhn, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NeuroPace, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Pacific Time on Friday, June 7, 2024, through a live webcast at www.virtualshareholdermeeting.com/NPCE2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE